Schedule 14A
                            (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
         Exchange Act of 1934

Filed by the Registrant  X
                        ---
Filed by a Party other than the Registrant
                                           ---
Check the appropriate box:

    Preliminary proxy statement            --- Confidential, for use of the
---                                            Commission only (as permitted
 X  Definitive proxy statement                 by Rule 14a-6(e)(2))
---
    Definitive additional materials
---
    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
---

                           Lunar Corporation

-------------------------------------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

 X  No fee required.
---
    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
---

(1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------

(5) Total fee paid:
-------------------------------------------------------------------------------

--- Fee paid previously with preliminary materials.

--- Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously Paid:
-------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------------

(3) Filing Party:
-------------------------------------------------------------------------------

(4) Date Filed:
-------------------------------------------------------------------------------



Lunar Corporation
313 West Beltline Highway
Madison, Wisconsin  53713
(608) 274-2663

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE HOLDERS OF THE COMMON STOCK OF LUNAR CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of Shareholders of Lunar Corporation (the "Company") will be held at The Sheraton Madison Hotel, 706 John Nolen Drive, Madison, Wisconsin, on Friday, November 20, 1998, at 1:00 p.m., local time, for the following purposes:

(1) To elect two (2) directors to serve until the 2001 Annual Meeting of Shareholders.

(2) To transact any other business as may properly come before the Meeting or any adjournments thereof.

Only shareholders of record at the close of business on October 9, 1998, the record date for the Meeting, shall be entitled to notice of and to vote at the Meeting or any adjournments thereof.

IMPORTANT

To ensure your representation at the Meeting, please sign and date the Enclosed proxy, and return it immediately in the enclosed stamped envelope. Sending in your proxy will not prevent you from personally voting your shares at the Meeting, since you may revoke your proxy by attending the Meeting and voting in person or by advising the Secretary of the Company in writing (by later-dated proxy which is voted at the Meeting or otherwise) of such revocation at any time before it is voted.

By Order of the Board of Directors,



/s/ Richard B. Mazess, Ph.D.
Richard B. Mazess, Ph.D.
President

Madison, Wisconsin
October 27, 1998




Lunar Corporation
313 West Beltline Highway
Madison, Wisconsin  53713
(608) 274-2663

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of the accompanying Proxy by the Board of Directors of Lunar Corporation (the "Company") for use at the Annual Meeting (the "Meeting") of Shareholders to be held at The Sheraton Madison Hotel, 706 John Nolen Drive, Madison, Wisconsin, Friday, November 20, 1998, at 1:00 p.m., local time, and at any adjournments thereof.

At the Meeting, shareholders will consider a proposal to elect two (2) directors to serve until the 2001 Annual Meeting of Shareholders. The Board of Directors does not know of any other matters to be brought before the Meeting; however, if other matters should properly come before the Meeting, it is intended that the persons named in the accompanying Proxy will vote on such matters at their discretion.

Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by attending the Meeting and voting in person or by advising the Secretary of the Company of such revocation in writing (by later-dated proxy which is voted at the Meeting or otherwise).

PROXY SOLICITATION

Proxies will be solicited by mail. In addition to solicitation by mail, certain officers and employees of the Company may solicit by telephone, telegraph, and personally. The cost of the solicitation will be borne by the Company. The Notice of the Meeting, this Proxy Statement, the accompanying form of Proxy, the Report on Form 10-K filed with the Securities and Exchange Commission, and the Annual Report to Shareholders for the fiscal year ended June 30, 1998, were first mailed to shareholders on or about October 27, 1998.

SHAREHOLDERS ENTITLED TO VOTE

Only holders of record of the shares of Common Stock, $0.01 par value, of the Company at the close of business on October 9, 1998, the record date for the Meeting, are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Shareholders will be entitled to one vote for each full share held. On October 9, 1998, there were outstanding 8,604,460 shares of Common Stock of the Company.

VOTING INFORMATION


A shareholder may, with respect to the election of directors, (i) vote for the election of both nominees named below to serve until the 2001 Annual Meeting of Shareholders, (ii) withhold authority to vote for both nominees, or (iii) vote for the election of one nominee and withhold authority to vote for the other nominee by striking a line through such other nominee's name on the Proxy.

Proxies in the accompanying form, properly executed and received by the Company prior to the Meeting and not revoked, will be voted as directed therein. In the absence of a specific direction from a shareholder, the shareholder's Proxy will be voted "FOR" the election of the director nominees named in this Proxy

Statement. If a Proxy is marked to indicate that all or a portion of the shares represented by such Proxy are not being voted with respect to the proposal, such non-voted shares will not be considered present and entitled to vote on the proposal.

The affirmative vote of a plurality of the votes cast by the shares present in person or by proxy at the Meeting and entitled to vote in the election of directors is required to elect directors. Thus, if a quorum is present, the two persons receiving the greatest number of votes will be elected to serve as directors. Accordingly, non-voted shares with respect to the election of directors will not affect the outcome of the election of directors. In addition, withholding authority to vote for a director nominee will not prevent such nominee from being elected.

PURPOSE OF THE MEETING

ELECTION OF DIRECTORS

The Company's By-Laws authorize the Board of Directors to fix the number of directors, provided that such number shall be not less than six nor more than twelve. Currently, the number is fixed at six. The By-Laws stagger the Board of Directors by dividing the number of directors into three classes, with one class being elected each year for a term of three years. For the 1998 Annual Meeting, two directors, Samuel E. Bradt and Richard B. Mazess, Ph.D., are nominees for election to the Board of Directors.

The table below sets forth certain information with respect to the nominees for election as directors of the Company to serve until the 2001 Annual Meeting of Shareholders. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted "FOR" the election as directors of the persons named below who have been nominated by the Board of Directors. If, at or prior to such person's election, either nominee shall be unwilling or unable to serve, it is presently intended that the proxies solicited hereby will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe either of the nominees will be unwilling or unable to serve.

                         Positions                Principal Occupations
Name and Age               Held                   During Past 5 Years
-------------------------------------------------------------------------------
To serve until the 2001 Annual Meeting of Shareholders:

Samuel E. Bradt            Director               Director since 1984;
Age 60                                            President of Merganser
                                                  Corporation (a business
                                                  consulting and venture
                                                  capital company) since 1980;
                                                  Director and Chief Financial
                                                  Officer of Interactive
                                                  Buyers Network International
                                                  Ltd. (electronic commerce)
                                                  since December, 1996;
                                                  Director of several
                                                  privately held companies.
                                                  Mr. Bradt is a cousin
                                                  of Dr. Powell, a Director
                                                  of the Company.

Richard B. Mazess, Ph.D.   Chairman of the        Founder of the Company;
Age 59                     Board, President and   President and Director since
                           Chief Executive        1974; Chairman of the Board
                           Officer                and Director of Bone Care
                                                  International, Inc. since
                                                  1986; Professor Emeritus of
                                                  Medical Physics at the
                                                  University of Wisconsin
                                                  -Madison since 1985.

The Board of Directors recommends you vote FOR each of the nominees named above to serve on the Board of Directors of the Company.

The following table sets forth certain information about the directors of the Company whose terms of office will continue after the 1998 Annual Meeting.

                         Positions                Principal Occupations
Name and Age               Held                   During Past 5 Years
-------------------------------------------------------------------------------
Terms expiring at the 1999 Annual Meeting of Shareholders:

John W. Brown            Director                 Director since 1988;
Age 64                                            Chairman of the Board, Chief
                                                  Executive Officer, and
                                                  President of Stryker
                                                  Corporation (medical
                                                  devices) since 1977;
                                                  of National City Corporation
                                                  since March 1998.

Reed Coleman             Director                 Director since 1985; Chairman
Age 65                                            of Madison-Kipp Corporation
                                                  (precision engineered
                                                  components)since 1964;
                                                  President and owner of The
                                                  Reed Company since 1985;
                                                  Director of Regal-Beloit
                                                  Corporation since 1975, and
                                                  several privately held
                                                  companies.

Terms expiring at the 2000 Annual Meeting of Shareholders:

Malcolm R. Powell, M.D.  Director                 Director since 1984;
Age 67                                            Private investor since July
                                                  1998. President of Nuclear
                                                  Medicine Consultants from
                                                  1973 to June 1998 (nuclear
                                                  medicine practice).
                                                  Chairman and Director of IS2
                                                  Research, Inc. since July
                                                  1997 (a medical device
                                                  manufacturing and contract
                                                  research company). Director
                                                  of several privately held
                                                  companies. Dr. Powell is a
                                                  cousin of Mr. Bradt, a
                                                  Director of the Company.

James W. Nellen, II      Director                 Director since December 1997;
Age 50                                            Attorney in private practice
                                                  since January 1998. General
                                                  Counsel, Secretary and Vice
                                                  President of Fort Howard
                                                  Corporation from 1982 to
                                                  December 1997.


Directors do not receive cash compensation for their services to the Company. During the year ended June 30, 1998, non-employee directors were granted nonqualified options to purchase 4,500 shares of Common Stock at the fair market value on the grant date. These options expire ten years after their grant date and vest in one-third increments on the first three anniversaries of the grant date.

During the year ended June 30, 1998, a total of 4 meetings of the Board of Directors were held. Each director attended 75% or more of the meetings held while serving as a director. The Board of Directors has an Audit Committee. The Audit Committee, composed of non-employee directors, oversees the audit of the corporate accounts through independent auditors whom it recommends for selection by the Board of Directors. The Committee reviews the scope of the audit with such auditors. The Audit Committee held one meeting during the fiscal year ended June 30, 1998. Its members are Mr. Bradt and Mr. Coleman. The Company does not have a nominating or compensation committee of the Board of Directors. However, the Lunar Corporation Amended and Restated Stock Option Plan is administrated by a committee comprised of two members of the Board of Directors. Its members are Mr. Coleman and Mr. Brown.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors and officers of the Company are required by Section 16 of the Securities Exchange Act of 1934 to report to the Securities and Exchange Commission their transactions in, and beneficial ownership of, the Company's Common Stock, including options to purchase Common Stock. Reports received by the Company indicate that for the period from July 1, 1997, to June 30, 1998, all reports were filed on a timely basis except that Mr. Peemans reported one transaction on one report and Dr. Powell reported two transactions on one report after the due dates for such reports.


SECURITIES BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS,
DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company by (i) each director of the Company, (ii) each executive officer of the Company who is named in the summary compensation table included in this Proxy Statement, (iii) all directors and executive officers of the Company as a group, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company.

                             Amount and Nature of           Percent
Name                         Beneficial Ownership           of Class(1)
-------------------------------------------------------------------------------
Samuel E. Bradt                   2,500(2)                      *
John W. Brown                   120,000(3)                      1.4%
Reed Coleman                    186,750(4)                      2.2
Richard B. Mazess, Ph.D.      2,845,345(5)                     33.1
James W. Nellen, II               2,000(6)                      *
Malcolm R. Powell, M.D.          32,155(7)                      *
Robert A. Beckman                51,387(8)                      *
James A. Hanson, Ph.D.          145,837(9)                      1.7
Peter Peemans                    16,900(10)                     *
James V. Pietropaolo              6,000(2)                      *

All Directors and
Executive Officers as a
Group (12 persons)            3,414,874(11)                    38.4

Torchmark Corporation
2001 Third Avenue South
Birmingham, AL  35233           441,500(12)                     5.1

* Less than 1 percent (1%)

(1) Except as indicated below, (i) represents shares of Common Stock held of record and beneficially as of the October 9, 1998 record date and (ii) all shares of Common Stock are held with sole voting and investment power. Percentage amounts are based upon an aggregate of 8,604,460 shares issued and outstanding on October 9, 1998, and shares of Common Stock issuable within 60 days of October 9, 1998 upon exercise of stock options.

(2) Represents shares of common stock issuable within 60 days upon exercise of stock options.

(3) Includes 30,000 shares of Common Stock issuable within 60 days upon exercise of stock options.

(4) Includes 156,750 shares of Common Stock held by The Reed Company, of which Mr. Coleman is sole owner, and 30,000 shares of Common Stock issuable within 60 days upon exercise of stock options.

(5) Includes 1,344,835 shares of Common Stock held by Dr. Mazess in joint tenancy with his wife and 587,500 shares of Common Stock held by Dr. Mazess as custodian for his daughters. Dr. Mazess' address is 313 West Beltline Highway, Madison, Wisconsin, 53713.

(6) Represents shares of Common Stock held in a trust over which Mr. Nellen serves as trustee.

(7) Represents shares of Common Stock held in a trust over which Dr. Powell serves as co-trustee.

(8) Includes 51,250 shares of Common Stock issuable within 60 days upon exercise of stock options, and 37 shares of Common Stock held by Mr. Beckman as custodian for his children.

(9) Includes 145,500 shares of Common Stock issuable within 60 days upon exercise of stock options.

(10) Includes 12,400 shares of Common Stock issuable within 60 days upon exercise of stock options.

(11) Includes 283,650 shares of Common Stock issuable within 60 days upon exercise of stock options.

(12) Based on a Schedule 13G dated January 30, 1998 furnished to the Company, Torchmark Corporation had sole voting and dispositive power with respect to 441,500 shares of Common Stock. Torchmark Corporation also filed the Schedule 13G jointly with Waddell & Reed, Inc., a broker-dealer registered under the Securities Exchange Act of 1934; Waddell & Reed Financial Services, Inc., a parent holding company; United Investors Management Company, a parent holding company; and Liberty National Life Insurance Company. Each entity that filed the Schedule 13G indicated that it had sole voting and dispositive power with respect to 441,500 shares of Common Stock.


EXECUTIVE COMPENSATION

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

The following is a report submitted by the Board of Directors addressing the Company's compensation policy as it related to the Company's executive officers for fiscal year 1998.

This report by the Board of Directors and the Performance Graph contained in this Proxy Statement shall not be deemed to be incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and they shall not otherwise be deemed filed under such Acts.

COMPENSATION POLICY. Due to the Chief Executive Officer's significant holdings of Common Stock, the Chief Executive Officer has elected to receive a base salary which is lower than the salary he would otherwise receive given his duties and responsibilities and the comparative base salaries of the chief executive officer of companies of similar size. In July 1995, the Chief Executive Officer requested that the Company reduce his salary and eliminate his bonus and future commissions. In October 1996, the Chief Executive Officer resumed his salary at an annual rate of $130,000. Effective July 1997, in connection with the scheduled annual salary review, his salary was increased to $145,000. Currently, no bonus or commissions are paid. In accordance with past practice, the Chief Executive Officer is not granted any options to purchase Common Stock due to his already significant holdings of Common Stock.

With respect to all executive officers other than the Chief Executive Officer, the goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policy integrates annual base salary with cash bonuses, commissions, and stock options based upon corporate performance and individual initiatives and performance. Measurement of corporate performance is primarily based on Company goals and industry performance levels. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, executive compensation would be higher than in years in which performance is below expectations. Companies used in comparative analyses for the purpose of determining each executive officer's compensation are selected by the Board of Directors and include some of the companies in the Standard & Poor's Medical Products and Supplies Index included in the Performance Graph set forth in this Proxy Statement. The selection of such companies is based on various factors, including industry classification and market capitalization.

Annual base salary is designed to attract and retain qualified executives. In addition, executive officers are eligible to be granted stock options under the Amended and Restated Stock Option Plan (the "Plan"). The Board of Directors believes that stock options ensure that executives have a continuing stake in the long-term success of the Company and are an effective incentive for executives to create value for shareholders since the value of a stock option bears a direct relationship to the Company's stock price. The Plan was administered in fiscal year 1998 by Mr. Coleman and Mr. Brown.

PERFORMANCE MEASURES. In evaluating annual executive compensation, the Board of Directors considers both long- and short-term objectives. Specific measures of short-term goals include earnings per share, sales growth, market share, and overall profitability in comparison to other companies in competition with the Company. Longer-term objectives include strategic planning and alliances which may not immediately impact sales and earnings growth. The Board of Directors does not assign any specific weights to the foregoing performance measures and does not use a fixed formula for determining base salary, bonuses, or long-term compensation.

FISCAL YEAR 1998 COMPENSATION. For fiscal year 1998, the Company's executive compensation program consisted of base salary, adjusted from the prior year, and a cash bonus based upon the performance measurements described above. In addition, four executive officers included in the Summary Compensation Table received commissions, and three executive officers included in the Summary Compensation Table were granted options to purchase shares of Common Stock of the Company. Commissions are paid to more directly compensate executive officers for changes in the Company's performance. Stock options are granted from time to time to members of management, based primarily on such person's potential contribution to the Company's growth and profitability.

The Chief Executive Officer's compensation for fiscal year 1998 consisted of a base salary of $145,000. As described above, in July 1997, the Chief Executive Officer resumed his salary at an annual rate of $145,000. In accordance with past practice, the Chief Executive Officer was not granted stock options under the Plan during fiscal year 1998 due to his already significant holdings of Common Stock.

The Board of Directors believes that linking executive compensation to corporate performance results in a better alignment of compensation with the Company's goals and shareholder interest. As performance goals are met or exceeded, shareholder value should increase through increases in the market value of the Company's Common Stock, and the executives will be rewarded commensurately. The Board of Directors believes that compensation levels during fiscal year 1998 adequately reflect the Company's compensation goals and policies.

Respectfully submitted,

Samuel E. Bradt
John W. Brown
Reed Coleman
Richard B. Mazess, Ph.D.
James W. Nellen, II
Malcolm R. Powell, M.D.


SUMMARY COMPENSATION TABLE

The table below sets forth the compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company as of the end of fiscal year 1998.

                                                         Long-Term
                          Annual Compensation           Compensation
                          ------------------------      ------------
                                          Other Annual  Securities    All Other
    Name and       Fiscal                 Compensation  Underlying  Compensation
Principal Position  Year  Salary($) Bonus($)   ($)      Options (#)     ($)(6)
Richard B.
Mazess, Ph.D.(1)   1998   145,000      --        --         --           4,000
 Chairman of the   1997   105,846      --        --         --             750
 Board, President, 1996    36,356      --        --         --           1,578
 and Chief Executive
 Officer


Robert A.
Beckman(2)         1998   254,033   1,125        --      30,000          4,000
 Vice President    1997   196,693  30,975        --      35,000          2,250
 of Finance        1996   166,853   2,250        --      79,000(7)       2,250

James A.
Hanson, Ph.D.(3)   1998   194,206   1,125        --         --           4,000
 Vice President    1997   195,439   2,250        --         --           2,250
 of Marketing      1996   178,217   2,250        --         --           2,250

Peter
Peemans(4)         1998   190,396  19,375        --      18,000            --
 Vice President    1997   181,336  10,925        --      14,000            --
 of European       1996   162,142   5,750        --       4,000            --
 Operations

James V.
Pietropaolo(5)     1998   189,573  10,125        --      15,000          4,000
 Vice President    1997   136,908     750    55,000      50,000            --
 of Domestic Sales 1996        --      --        --         --             --

(1) Dr. Mazess' salary includes sales-based commissions of $6,548 for fiscal year 1996.

(2) Mr. Beckman's salary includes sales-based commissions of $84,033, $47,078, and $33,006 for fiscal years 1998, 1997 and 1996, respectively.

(3) Dr. Hanson's salary includes sales-based commissions of $64,206, $70,440, and $55,411 for fiscal years 1998, 1997 and 1996, respectively.

(4) Mr. Peemans' salary includes sales-based commissions of $69,238, $51,026, and $29,739 for fiscal years 1998, 1997 and 1996, respectively.

(5) Mr. Pietropaolo's salary includes sales-based commissions of $54,573 and $38,408 for fiscal years 1998 and 1997, respectively.

(6) Amounts consist of Company contributions to a defined contribution plan.

(7) Represents stock options for 15,000 shares of Lunar Corporation and stock options for 64,000 shares of Bone Care International, Inc., which was a subsidiary of Lunar Corporation until May 8, 1996. See "Compensation Committee Interlocks and Insider Participation" below.


AGGREGATED STOCK OPTION EXERCISES IN FISCAL YEAR 1998
AND FISCAL YEAR END STOCK OPTION VALUES

The following table sets forth information on the value of unexercised stock options as of June 30, 1998 held by the Company's executive officers named in the Summary Compensation Table. Such officers did not exercise any stock options during fiscal year 1998.

                      Number of Securities
                     Underlying Unexercised     Value of Unexercised In-the
                     Stock Options at Fiscal       Money Stock Options at
                          Year End (#)             Fiscal Year End ($)(1)
Name                 -----------------------     -------------------------
                    Exercisable Unexercisable    Exercisable Unexercisable
-------------------------------------------------------------------------------
Richard B.

Mazess                      --            --            --            --

Robert A.
Beckman                 39,050        59,900       406,901       167,377

James A.
Hanson                 144,000         1,500     2,580,660        16,575

Peter
Peemans                 10,800        29,700       100,344        83,316

James V.
Pietropaolo              5,000        35,000         9,400        58,900


(1) Based upon the closing price of the Company's Common Stock of $18.38 on June 30, 1998, as reported by The Nasdaq Stock Market minus the exercise price.


STOCK OPTION GRANTS IN FISCAL YEAR 1998

The following table sets forth information with respect to individual stock option grants during fiscal 1998 to the Company's executive officers named in the Summary Compensation Table.

             Number of   % of Total                  Potential Realizable Value
            Securities    Options                    at Assumed Annual Rates of
            Underlying    Granted                   Stock Price Appreciation for
             Options       During   Exercise             Option Term(3),(4)
            Granted(1)  Fiscal Year Price(2) Expiration  0%      5%      10%
Name           (#)          1998    ($/Share)   Date     ($)     ($)     ($)
-------------------------------------------------------------------------------
Richard B.
Mazess             --        --         --        --      --       --        --

Robert A.
Beckman        10,000       3.5      16.25   6/24/2008     0  102,200    59,000
               20,000       7.0      18.50   10/3/2007     0  232,600    89,600

James A.
Hanson             --        --         --        --      --       --        --

Peter
Peemans        10,000       3.5      16.25   6/24/2008     0  102,200    59,000
                8,000       2.8      18.50   10/3/2007     0   93,040    35,840

James V.
Pietropaolo    10,000       3.5      16.25   6/24/2008     0  102,200    59,000
                5,000       1.7      18.50   10/3/2007     0   58,150    47,400

(1) All stock options were granted under the Company's Amended and Restated Stock Option Plan. These options are nonqualified and vest 20% each year on the first five anniversaries of the grant date.

(2) All grants were made at 100% of fair market value as of the grant date.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed annual growth rates mandated by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the Company's Common Stock price. The calculations were based on the exercise prices and the 10-year term of the options. No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders proportionately.

(4) The "Potential Realizable Value" to all shareholders of the Company as a group which would result from the application of the same assumptions to the 8,701,210 shares of Common Stock outstanding at June 30, 1998, at the closing price of $18.38 per share of Common Stock on June 30, 1998, as reported by The Nasdaq Stock Market is an incremental gain of $0, $100,585,988, and $254,858,441 for 0%, 5%, and 10%, respectively.


PERFORMANCE GRAPH

The following table compares the cumulative total shareholder return on the Company's Common Stock for the five-year period ended June 30, 1998, with the cumulative total shareholder return of Standard & Poor's 500 Stock Index (the "S&P 500") and Standard and Poor's Medical Products and Supplies Index (the "S&P Med Products").


                   6/30/93   06/30/94   06/30/95   6/30/96   6/30/97   6/30/98
S&P 500              $100       $102       $128      $161      $217      $282
S&P Med Products     $100       $107       $154      $188      $223      $294
Lunar Corporation    $100       $113       $240      $473      $298      $252

The Performance Graph assumes $100 invested on June 30, 1993 in each of the Company's Common Stock, the S&P 500 Index and the S&P Med Products Index. The graph also assumes the reinvestment of dividends.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended June 30, 1998, the Company did not have a compensation or similar committee. Dr. Mazess, the Chairman of the Board, President and Chief Executive Officer of the Company, participated in decisions concerning executive officer compensation.

Distribution of Common Stock of Bone Care - On May 8, 1996, the Company, which then held 97.3% of the issued and outstanding shares of the common stock of Bone Care International, Inc. (Bone Care), distributed to its shareholders of record as of April 24, 1996, all of the shares of Bone Care common stock then owned by the Company in a transaction intended to qualify as a tax-free distribution (the "Distribution"). As a result of the Distribution, Bone Care became a separate publicly owned company.

Prior to the Distribution, the Company entered into a transition agreement (the "Transition Agreement") with Bone Care pursuant to which Dr. Mazess, Mr Beckman and other employees of the Company would perform certain services and provide certain assistance to Bone Care. Such services in fiscal 1998 included legal, treasury, financial, accounting, insurance administration, employee benefits and other services. As compensation for services provided to Bone Care by the Company, Bone Care paid the Company fees and reimbursed certain expenses aggregating $58,200 for fiscal 1998. Bone Care also leased from the Company approximately 3,000 square feet in the Company's principal offices in Madison, Wisconsin. Those lease obligations terminated upon Bone Care's relocation to other facilities in February 1998. The Company received $16,000 in rental payments from Bone Care during fiscal 1998. The Transition Agreement runs until May 8, 1999; however the Company may terminate the Transition Agreement by giving Bone Care 90 days written notice.

Dr. Mazess, the Chairman of the Board, President and Chief Executive Officer of the Company, is also the Chairman of the Board of Bone Care and is the beneficial owner of approximately 34% of the outstanding capital stock of Bone Care. Mr. Beckman, Vice President of Finance of the Company, is also a director of Bone Care and served as the Vice President of Finance of Bone Care until November 14, 1996.

LOANS TO EXECUTIVE OFFICERS

In connection with Dr. Karam's commencement of employment as Vice President of Operations, in August 1997 the Company provided a bridge loan in the amount of $100,000. The loan was outstanding for a total of 26 days and was repaid in full with interest of $418 computed at the annual rate of 5.87%.


SHAREHOLDER PROPOSALS

In order to be considered for inclusion in the Company's proxy materials for the 1999 Annual Meeting of Shareholders, written notice of any shareholder proposal must be received by the Company by June 30, 1999. In addition, pursuant to rules of the Securities and Exchange Commission, at the 1998 Annual Meeting the Company may exercise discretionary authority when voting on a shareholder proposal that is not described in this Proxy Statement if the proposal was received by the Company after September 14, 1998 and the proposal is properly presented at the 1998 Annual Meeting. The Company has not received notice of any shareholder proposal or nomination relating to the 1998 Annual Meeting. The 1999 Annual Meeting of Shareholders is expected to be held on November 19, 1999. If notice of a shareholder proposal is received by the Company after September 13, 1999 and the proposal is properly presented at the 1999 Annual Meeting, the Company will be able to exercise discretionary authority when voting on the proposal. If notice of a shareholder proposal is received on or prior to September 13, 1999, the proposal is not included in the 1999 Proxy Statement and proxy card, and the proposal is properly presented at the 1999 Annual Meeting, the Company may exercise discretionary authority when voting on the proposal if in the 1999 Proxy Statement the Company advises shareholders on the nature of the proposal and how the Company intends to vote on the proposal, unless the shareholder satisfies certain requirements of the Securities and Exchange Commission, including mailing a separate proxy statement to the Company's shareholders. All proposals and nominations should be directed to the Company's principal executive offices at 313 West Beltline Highway, Madison, Wisconsin, 53713, Attention: Vice President of Finance.

FINANCIAL STATEMENTS

A copy of the Annual Report to Shareholders of the Company, and the Report on Form 10-K filed with the Securities and Exchange Commission containing audited consolidated financial statements for the fiscal year ended June 30, 1998, is enclosed herewith.

OTHER

KPMG Peat Marwick LLP served as the Company's independent accountants for the year ended June 30, 1998. A decision regarding the selection of independent accountants to audit the consolidated financial statements of the Company for the year ending June 30, 1999 has not yet been made. It is expected that a representative of KPMG Peat Marwick LLP will attend the 1998 Annual Meeting, with the opportunity to make a statement if he should desire, and will be available to respond to appropriate questions.



By Order of the Board of Directors,

/s/ Richard B. Mazess, Ph.D.
Richard B. Mazess, Ph.D.
President

Madison, Wisconsin
October 27, 1998




Proxy for
Lunar Corporation
Annual Meeting of Shareholders
November 20, 1998

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE COMPANY.

The undersigned hereby appoints ROBERT A. BECKMAN and JOHN A. COMERFORD, and each of them, as proxies, with full power of substitution, to vote for the undersigned all shares of the Common Stock of LUNAR CORPORATION (the "Company"), which the undersigned, as designated below, would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at The Sheraton Madison Hotel, 706 John Nolen Drive, Madison, Wisconsin, on Friday, November 20, 1998, at 1:00 p.m., local time, and at any adjournments thereof.

(1)  Elect Directors

     /  / GRANT AUTHORITY     /  / WITHHOLD AUTHORITY
     to vote for nominees          to vote for nominees
     listed below                  listed below

Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

     Samuel E. Bradt               Richard B. Mazess, Ph.D.


(2) In their discretion, upon such other matters as may properly come before the meeting or any adjournments thereof.

This proxy will be voted as specified. IF NO CONTRARY SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE AND, IN THE DISCRETION OF THE PERSONS DESIGNATED HEREIN AS PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Please date this proxy and sign exactly as your name or names appear therein. If shares are jointly owned, one or more joint owners should sign. Administrators, executors, trustees and others signing in representative capacity should indicate the capacity in which they sign. The undersigned hereby revokes all proxies heretofore given to vote at the aforesaid meeting.

     Dated                             , 1998


     ----------------------------      -------------------------------
     Co-Owner Sign Here                Shareholder Sign Here